The Chase Manhattan Bank                         Carolyn B. Lattanzi
395 North Service Road, Suite 302                Vice President
Melville, NY 11747                               Nassau Middle Market
Tel 516-755-5163
Fax 516-755-0152






September 9, 1998

Mr. Edward Seidenberg
President & Chief Operating Officer
Global Payment Technologies, Inc.
20 East Sunrise Highway, Suite 201
Valley Stream, NY 11581-1252

Dear Ed,

We are pleased to advise you that based upon your annual financial statements for the fiscal year ending September 30, 1997, The Chase Manhattan Bank (the "Bank") has approved your request for an unsecured line of credit for Global Payment Technologies, Inc. in the amount of $5,000,000 and an unsecured line of credit in the amount of $3,500,000. Our officers may, at their discretion, make short-term loans to Global Payment Technologies, Inc. on such terms as are mutually agreed upon between us from time to time.

Borrowings under the $5,000,000 line of credit are intended to be used to meet your normal short-term working capital needs and borrowings under the $3,500,000 line of credit are intended to be used to repurchase up to 500,000 shares of Global Payment Technologies, Inc. common stock. Borrowings under both lines of credit will bear interest at our prime rate or Libor + 175bp. Each line of credit has an associated administration fee of $2,500, payable in advance. The administration fee for the $5,000,000 line of credit was paid in March, 1998.

It is a condition that all outstandings under the line be repaid for a consecutive 30 day period within the year preceding the expiration date of this line.

As this line is not a commitment, credit availability is, in addition, subject to your execution and delivery of such documentation as the Bank deems appropriate and the receipt and continuing satisfaction with current financial information, which information will be furnished to the Bank as it may from time to time reasonably request. These lines of credit expire on March 31, 1999. This letter supersedes and replaces our prior line letter to you dated June 17, 1998.

We are pleased to be of service and trust you will call upon us to assist in any of your banking requirements.


Very truly yours,


/s/ Carolyn B. Lattanzi

                                 PROMISSORY NOTE


$ 3,500,000.00                                                Melville, New York
                                                              September 9, 1998


     FOR VALUE RECEIVED, GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Borrower"), HEREBY PROMISES TO PAY to the order of THE CHASE MANHATTAN BANK (the "Bank"), at its offices located at 395 North Service Road, Melville, NY 11747, or at such other place as the Bank or any holder hereof may from time to time designate, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000.00), or such lesser amount as may constitute the outstanding balance hereof, in lawful money of the United States, on the earlier of (i) March 31, 1999 ("Termination Date") or (ii) the date set forth in Grid Schedule hereto as the maturity date for each Loan (as hereinafter defined) made hereunder ("Maturity Date"), (or earlier as hereinafter referred to), and to pay interest in like money at such office or place from the date hereof on the unpaid principal balance of each Loan (as hereinafter defined) made hereunder at a rate equal to the Applicable Interest Rate (as hereinafter defined) for such Loan, which shall be payable on the last day of the Interest Period relating to such Loan and, if such Interest Period is greater than three (3) months, at three (3) month intervals after such Loan is made, until such Loan shall be due and payable (whether at maturity, by acceleration or otherwise) and thereafter, on demand. Interest after maturity shall be payable at a rate two percent (2%) per annum above the Banks Prime Rate which rate shall be computed for actual number of days elapsed on the basis of a 360-day year and shall be adjusted as of the date of each such change, but in no event higher than the maximum permitted under applicable law. "Prime Rate" shall mean the rate of interest as is publicly announced at the Bank's principal office from time to time as its Prime Rate.

     Interest/Grid Schedule

     The Bank is authorized to enter on the Grid Schedule attached hereto (i) the amount of each Loan made from time to time hereunder, (ii) the date on which each Loan is made, (iii) the date on which each Loan shall be due and payable to the Bank which in no event shall be later than the Termination Date, (iv) the interest rate agreed between the Borrower and the Bank as the interest rate to be paid to the Bank on each Loan (each such rate, the "Applicable Interest Rate"), which rate, at the Borrower's option in accordance herewith, shall be at
(a) the Prime Rate (the "Prime Rate Loan(s)"), or (b) the Adjusted Eurodollar Rate (as hereafter defined) plus 1.75% (the "Eurodollar Loan"), (v) the amount of each payment made hereunder, and (vi) the outstanding principal balance of the Loans hereunder from time to time, all of which entries, in the absence of manifest error, shall be rebuttably presumed correct and binding on the Borrower; provided, however, that the failure of the Bank to make any such entries shall not relieve the Borrower from its obligation to pay any amount due hereunder.

     Prepayment

     The Borrower shall not have the right to prepay any Loan, other than Loans based on the Prime Rate, prior to the Maturity Date of such Loan. In the event the Borrower does prepay a Eurodollar Loan prior to the Maturity Date, the Borrower shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment.

     Discretionary Loans by the Bank

     The Bank may lend, in its sole discretion in each instance, such amounts (each a "Loan" and collectively the "Loans") as may be requested by the Borrower hereunder, which Loans shall in no event exceed $3,500,000.00 in aggregate principal amount outstanding at any time. Any Eurodollar Loan shall be in a minimum principal amount of $500,000 and in increments of $100,000. Each such request for a Loan shall be made by any officer of the Borrower or any person designated in writing by any such officer, all of which are hereby designated and authorized by the Borrower to request Loans and agree to the terms thereof (including without limitation the Applicable Interest Rate and Maturity Date with respect thereto). The Borrower shall give the Bank notice at least three
(3) Business Days prior to the date hereof and the end of each Interest Period (as hereafter defined) specifying whether the Loan shall bear interest at the Prime Rate or the Eurodollar Rate and the Interest Period applicable thereto. In the event the Borrower shall fail to provide such notice, the Loan shall be deemed to bear interest at the applicable Prime Rate and shall have an Interest Period of one month. The principal amount of each Loan shall be prepaid on the earlier to occur of the Maturity Date applicable thereto, or the date upon which the entire unpaid balance hereof shall otherwise become due and payable.

     Increased Cost

     If at any time after the date hereof, the Board of Governors of the Federal Reserve System or any political subdivision of the United States of America or any other government, governmental agency or central bank shall impose or modify any reserve or capital requirement on or in respect of loans made by or deposits with the Bank or shall impose on the Bank or the Eurodollar market any other conditions affecting Eurodollar Loans, and the result of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on) the Bank of making or maintaining any Eurodollar Loans or to reduce the amount of any sum receivable by the Bank in respect thereof, by an amount deemed by the Bank to be material, then, within 30 days after notice and demand by the Bank, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction; provided, that the Borrower shall not be obligated to compensate the Bank for any increased cost resulting from the application of Regulation D as required by the definition of Adjusted Eurodollar Rate. Any such obligation by the Borrower to the Bank shall not be due and owing until the Bank has delivered written notice to the Borrower. Failure by the Bank to provide such notice shall not be deemed a waiver of any of its rights hereunder. A certificate of the Bank claiming compensation hereunder and setting forth the additional amounts to be paid to it hereunder and the method by which such amounts were calculated shall be conclusive in the absence of manifest error.

     Capital Adequacy

     If the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

     Indemnity

     The Borrower shall indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of the occurrence of any Event of Default or any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Eurodollar Loan or any part thereof which the Bank may sustain or incur as a consequence of any default in payment of the principal amount of the Loan or any part thereof or interest accrued thereon. The Bank shall provide to the Borrower a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

     Change In Legality

     (a) Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower by the Bank, the Bank may require that all outstanding Eurodollar Loans made hereunder be converted to Prime Loans, whereupon all such Eurodollar Loans shall be automatically converted to Prime Loans as of the effective date of such notice as provided in paragraph (b) below.

     (b) For purposes of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, if lawful and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

     Events of Default

     If the Borrower shall default in the punctual payment of any sum payable with respect to, or in the observance or performance of any of the terms and conditions of, this Note, or any other agreement with or in favor of the Bank, or if a default or event of default that is accelerated shall occur for any reason under any such agreement, or in the event of default in any other indebtedness of the Borrower, or if the Bank shall, in its sole discretion, consider any of the obligations of the Borrower hereunder insecure, or if any warranty, representation or statement of fact made in writing to the Bank at any time by an officer, agent or employee of the Borrower is false or misleading in any material respect when made, or if the Borrower shall be dissolved or shall fail to maintain its existence in good standing, or if the usual business of the Borrower shall be suspended or terminated, or if any levy, execution, seizure, attachment or garnishment shall be issued, made or filed on or against any material portion of the property of the Borrower, or if the Borrower shall become insolvent (however defined or evidenced), make an assignment for the benefit of creditors or make or send a notice of intended bulk transfer, or if a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereafter in affect (whether at law or in equity) is filed or commenced by or against the Borrower or any material portion of its property, or if any trustee or receiver is appointed for the Borrower or any such property - then and in any such event, in addition to all rights and remedies of the Bank under applicable law and otherwise, all such rights and remedies cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Bank may, at its option, declare any and all of the amounts owing under this Note to be due and payable, whereupon the maturity of the then unpaid balance hereof shall be accelerated and the same, together with all interest accrued hereon, shall forthwith become due and payable.

     Definitions

     A.   Adjusted Eurodollar Rate

          "Adjusted Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/8 of 1%) equal to the product of
          (i) the Eurodollar Rate in effect for such Interest Period and (ii) Statutory Reserves.

          "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/8 of 1% at which dollar deposits approximately equal in principal amount to the Bank's Eurodollar Loan and for the maturity equal to the applicable Interest Period are offered by the Bank in immediately available funds in an Interbank Market for Eurodollars at approximately - 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period.

     B.   Business Day

          A Business Day shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and which is a day on which transactions in dollar deposits are being carried out in London, England for Eurodollar Loans and New York City for Prime Loans.

     C.   Interest Period

          (i) For Eurodollar Loans, Interest Period shall mean the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months (as selected by the Borrower and recorded on the grid attached hereto) after the date of such Loan.

          (ii) For Prime Loans, Interest Period shall mean the period agreed to by the parties hereto, however, the Interest Period shall not extend past the Termination Date.

          If any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case (x) such Interest Period shall end on the first preceding Business Day and (y) the Interest Period for any continuation of such Eurodollar Loan shall end on the last Business Day of a calendar month. Furthermore, no Interest Period may extend beyond the Termination Date.

     D.   Statutory Reserves

          Statutory Reserves shall mean a fraction (expressed as a decimal, the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject, (a) with respect to the Adjusted Certificate of Deposit Rate, for new negotiable time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, and (b) with respect to the Adjusted Eurodollar Rate, for Eurocurrency Liabilities as defined in Regulation
          D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     Set-Off

     The Borrower hereby gives to the Bank a lien on, security interest in and right of set-off against all moneys, securities and other property of the Borrower and the proceeds thereof, now or hereafter delivered to, remaining with or in transit in any manner to the Bank, its correspondents, affiliates (including Chase Securities Inc.) or its agents from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession, control or custody of the Bank in any way, and also, any balance of any deposit accounts and credits of the Borrower with, and any and all claims of the Borrower against the Bank at any time existing, as collateral security for the payment of this Note and of all other liabilities and obligations now or hereafter owed by the Borrower to the Bank, contracted with or acquired by the Bank, whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured (all of which are hereafter collectively called "Liabilities"), hereby authorizing the Bank at any time or times, without prior notice, to apply such balances, credits or claims, or any part thereof, to such Liabilities in such amounts as it may select, whether contingent, unmatured or otherwise and whether any collateral security therefor is deemed adequate or not. The collateral security described herein shall be in addition to any collateral security described in any separate agreement executed by the Borrower in favor of the Bank.

     Miscellaneous

     The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged and consented to in writing by the party hereof.

     In the event the Bank or any holder hereof shall refer this Note to an attorney for collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all the reasonable costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees of internal or external counsel, whether or not suit is instituted.

     The Bank reserves the right to assign or sell participations in the Loans or the Note, including, without limitation, to any Federal Reserve Bank, in accordance with applicable law and the Borrower's consent thereto is hereby deemed granted. In connection with such sale or participation the Bank may provide any assignee or participant or prospective assignee or participant with information of the Borrower previously received by the Bank, subject to confidentiality requirements.

     In the event of any litigation with respect to this Note, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY and all rights of setoff and rights to interpose counter-claims and cross-claims. The Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Note. The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of the Borrower. The Borrower hereby authorizes the Bank to complete this Note in any particulars according to the terms of the loan evidenced hereby. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contract made and to be performed in such State, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Bank, its successors, endorsees and assigns.

     If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                      GLOBAL PAYMENT TECHNOLOGIES. INC.


                                      By: /s/ Edward Seidenberg
                                          --------------------------------------
                                      Name:  Edward Seidenberg
                                      Title: President & Chief Operating Officer


                                      By: /s/ Thomas McNeill
                                          --------------------------------------
                                      Name:  Thomas McNeill
                                      Title: Vice President &
                                      Chief Financial Officer

                                  GRID SCHEDULE



            APPLICABLE       APPLICABLE          AMOUNT OF             MATURITY
             INTEREST        INTEREST            PRINCIPAL             DATE
DATE           RATE          PERIOD              REPAID
----        ----------       ----------          ---------             --------